                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Virginia Financial Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5) Total fee paid:

     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

[LOGO]
VIRGINIA
FINANCIAL
GROUP, INC.

24 South Augusta Street            102 S. Main Street
P.O. Box 1309                      P.O. Box 71
Staunton, Virginia 24402           Culpeper, Virginia 22701

Dear Fellow Shareholders:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Virginia Financial Group, Inc. The meeting will be held on Wednesday, April 17, 2002, at 10:00 a.m. at the Doubletree Hotel, Charlottesville, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

     Please complete, sign, date, and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. The proxy may be revoked at any time before it is voted at the Annual Meeting.

     We appreciate your continuing loyalty and support of Virginia Financial Group, Inc. and its affiliated companies.

                                        Sincerely,

                                        /s/ Harry V. Boney, Jr.

                                        Harry V. Boney, Jr.
                                        Chairman of the Board

                                        /s/ O. R. (Ed) Barham, Jr.

                                        O. R. (Ed) Barham, Jr.
                                        President & Chief Executive Officer

March 22, 2002

[LOGO]
VIRGINIA
FINANCIAL
GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 17, 2002

To Our Shareholders:

         The Annual Meeting of Shareholders of Virginia Financial Group, Inc. will be held on Wednesday, April 17, 2002, at 10:00 a.m. at the Doubletree Hotel, U.S. Highway 29, Charlottesville, Virginia, for the following purposes:

         1.   To elect five (5) directors to serve until the 2005 Annual
              Meeting of Shareholders, or until their successors are elected and qualified;

         2. To ratify the appointment of Yount, Hyde & Barbour, P.C., as external auditors for the fiscal year ending December 31, 2002; and

         3. To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on March 18, 2002, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                       By Order of the Board of Directors,


                       /s/ Fred D. Bowers
                       Fred D. Bowers
                       Secretary

March 22, 2002

IMPORTANT NOTICE

         Please complete, sign, date, and return the enclosed proxy card in the
                --------------------------------
accompanying postage-paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters which are considered, in which event the signed proxies are revoked.

                         VIRGINIA FINANCIAL GROUP, INC.
                             24 South Augusta Street
                              Post Office Box 1309
                          Staunton, Virginia 24402-1309

                              102 South Main Street
                               Post Office Box 71
                            Culpeper, Virginia 22701


--------------------------------------------------------------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 17, 2002

--------------------------------------------------------------------------------


                               GENERAL INFORMATION

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Virginia Financial Group, Inc. (the "Company") for the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, April 17, 2002, at 10:00 a.m. at the Doubletree Hotel, Charlottesville, Virginia, for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement and accompanying proxy is March 22, 2002.

         This is the first Proxy Statement delivered on behalf of Virginia Financial Group, Inc., following the January 18, 2002 completion of the merger of Virginia Commonwealth Financial Corporation with and into Virginia Financial Corporation, under the new name "Virginia Financial Group, Inc." (the "Merger"). All current references made herein to the Company refer to Virginia Financial Group, Inc. All references made herein to the Company with respect to time periods prior to January 18, 2002 refer to Virginia Financial Corporation ("Virginia Financial") before the Merger. All references made herein to Virginia Commonwealth Financial Corporation ("Virginia Commonwealth") refer to Virginia Commonwealth before the Merger.

Revocation and Voting of Proxies

         Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it at any time before the proxy is exercised by submitting a written notice of revocation or a duly executed proxy bearing a later date to the Company at its office located at 102 South Main Street, P.O. Box 71, Culpeper, Virginia 22701. Shareholders also may revoke their proxies by attending the Annual Meeting and voting in person. Proxies will extend to and will be voted according to their terms at any adjourned session of the Annual Meeting.

Voting Rights of Shareholders

         Only shareholders of record at the close of business on March 18, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 7,286,299 shares of Company common stock, par value $5.00 per share, were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding.

         Each share of Company common stock entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shareholders of the Company are not entitled to cumulative voting rights. The presence, in person or by proxy, of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the greatest number of the votes cast (even if less than a majority) will be elected directors; therefore, votes withheld will have no effect. The ratification of Yount, Hyde & Barbour, P.C. as the Company's external auditors requires the affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such a proposal has been approved, and therefore have no effect.

Solicitation of Proxies

         The expenses of soliciting proxies will be borne by the Company. Proxies are being solicited by mail, and also may be solicited by directors, officers, employees and agents of the Company in person, by telephone, or by mail. Officers, directors and employees of the Company will not receive special compensation for their solicitation activities. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of Company common stock.

Principal Holders of Capital Stock

         The following table sets forth certain information, as of March 18, 2002, about the beneficial ownership of the Company's common stock for each director, director nominee, certain executive officers and for all directors, director nominees, and executive officers of the Company as a group. To the Company's knowledge, no shareholder of the Company owns 5% or more of the Company's outstanding common stock.

                                            Number of Shares        Percentage of Common Stock
Name                                     Beneficially Owned/(1)/         Outstanding
----                                     -----------------------         -----------

Directors
---------
Lee S. Baker                                  22,156/(2)/                      *
O.R. Barham, Jr.                              23,367/(3)/                      *
Benham M. Black                               19,672/(4)/                      *
Harry V. Boney, Jr.                           18,640/(5)/                      *
Fred D. Bowers                                 9,100/(6)/                      *
E. Page Butler                                25,000/(7)/                      *
Gregory L. Fisher                              2,156                           *
Taylor E. Gore                                 9,764                           *
Christopher M. Hallberg                       12,106                           *
Jan S. Hoover                                  1,100/(8)/                      *
W. Robert Jebson                               7,857/(11)/                     *
Martin F. Lightsey                             1,050                           *
Presley W. Moore, Jr.                          7,912/(9)//(10)/                *
H. Wayne Parrish                              11,002                           *
James S. Quarforth                               800                           *
Thomas F. Williams, Jr.                       18,753/(12)/                     *

Non-Director Executive Officer
------------------------------
Jeffrey W. Farrar                              7,852/(3)/                      *


All directors and executive officers as
  a group (17 persons)                       198,287                          2.7%

     * Represents less than 1% of the total outstanding shares of the Company's common stock.

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or has the right to acquire beneficial ownership of the security within 60 days.
(2) Includes 17,192 shares registered in the name of corporations and 1,000 shares registered in Mr. Baker's spouse's name, as to which shares Mr. Baker disclaims beneficial ownership.
(3) Includes 13,850 shares and 5,656 shares for Mr. Barham and Mr. Farrar, respectively, that are subject to presently exercisable options.
(4) Includes 18,358 shares registered in the name of a trustee. Also includes 200 shares registered in Mr. Black's spouse's name, as to which shares Mr. Black disclaims beneficial ownership. In addition, Mr. Black is a trustee of P.W. Moore Trust U/A, which owns 2% of the voting common stock and 100% of the nonvoting common stock of Mocomp, Inc. ("Mocomp"), which, in turn, owns 279,672 shares of the Company's common stock. Mr. Black also is one of five directors of Mocomp. Mr. Black refrains from voting as a Mocomp director on any matter relating to the Company. Mr. Black does not have any ownership interest in the P.W. Moore Trust U/A and does not own any shares of Mocomp. Mr. Black disclaims beneficial ownership of the shares of Company common stock held directly by Mocomp and indirectly by P.W. Moore Trust U/A, and none of those shares are reflected in this table.
(5) Includes 300 shares registered in Mr. Boney's spouse's name and 15,500 shares registered in the name of trustees, as to which shares Mr. Boney disclaims beneficial ownership.
(6) Includes 8,100 shares registered in Mr. Bowers' spouse's name, as to which shares Mr. Bowers disclaims beneficial ownership.

(7) Includes 1,265 shares that are subject to presently exercisable stock options. Also includes 6,999 shares held in the name of corporations and 434 shares held in Mr. Butler's spouse's name.
(8) Includes 300 shares registered in Ms. Hoover's child's name, as to which shares Ms. Hoover disclaims beneficial ownership.
(9) Includes 800 shares registered in Mr. Moore's spouse's name and 3,500 shares registered in the name of Moore Brothers Company Incorporated, of which Mr. Moore is President.
(10) Mr. Moore is a trustee of P.W. Moore Trust U/A, which owns 2% of the voting common stock and 100% of the nonvoting common stock of Mocomp, Inc. ("Mocomp"), which, in turn, owns 279,672 shares of the Company's common stock. Mr. Moore also is one of five directors of Mocomp. Mr. Moore refrains from voting as a Mocomp director on any matter relating to the Company. Mr. Moore disclaims beneficial ownership of the shares of Company common stock held directly by Mocomp and indirectly by P.W. Moore Trust U/A, and none of those shares are reflected in this table.
(11) Includes 753 shares registered in Mr. Jebson's spouse's name, as to which shares Mr. Jebson disclaims beneficial ownership.
(12) Includes 5,004 shares registered in Mr. Williams' spouse's name, as to which shares Mr. Williams disclaims beneficial ownership.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into three classes of directors (Class I, Class II and Class III). The term of office for the Class I directors will expire at the Annual Meeting. The first five persons in the table below, all of whom currently serve as Class I directors of the Company, will be nominated to serve as Class I directors. If elected, the Class I directors will serve for a term of three years until the 2005 Annual Meeting, or until their successors are duly elected and qualify.

         The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If any of the persons named below is unavailable to serve for any reason, an event which the Board of Directors does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate. In the alternative, the Board may reduce the size of a class of directors to the number of remaining nominees, if any, for whom the proxies will be voted.

         The following table sets forth certain information concerning the nominees for election at the Annual Meeting as directors, as well as certain information about the remaining Class II and Class III directors, who will continue in office after the Annual Meeting until the 2003 and 2004 Annual Meetings, respectively. The Board of Directors recommends that the shareholders vote FOR election of the directors who have been nominated.

                              NOMINEES FOR ELECTION

                                CLASS I DIRECTORS

                      (To Serve until 2005 Annual Meeting)

  Name of Director        Age and Principal Occupation During Past Five Years
  ----------------        ---------------------------------------------------

  E. Page Butler          Mr. Butler, 54, is the President of Butler
                          Construction of Va., Inc., a commercial construction company located in Spotsylvania, Virginia. He has served as a director of Virginia Commonwealth since
                          1996. (2)

Gregory L. Fisher          Mr. Fisher, 52, is the President of Eddins Ford,
                           Inc., an automobile dealership in Madison, Virginia.
                           He has served as a director of the Company since
                           1992. (2)

Christopher M. Hallberg    Mr. Hallberg, 52, is the owner of Hallberg and
                           O'Malley Financial Group, Inc., a financial services advisory firm located in Fredericksburg, Virginia.
                           He has served as a director of the Company since
                           1988. (2)

Martin F. Lightsey         Mr. Lightsey, 59, is the President and Chief
                           Executive Officer of Specialty Blades, Inc., a specialty blades manufacturer in Staunton, Virginia.
                           He has served as a director of the Company since
                           1995. (3)

James S. Quarforth         Mr. Quarforth, 47, is Chairman of the Board and Chief
                           Executive Officer of nTelos, Inc., a wireless services provider and a publicly traded company headquartered in Waynesboro, Virginia. He has served as a director of the Company since 1995. (3)


                                   CLASS II DIRECTORS

               (Term Expiring 2003 Annual Meeting of Shareholders)

Name of Director           Age and Principal Occupation During Past Five Years
----------------           ---------------------------------------------------

Harry V. Boney, Jr.        Mr. Boney, 68, is Chairman of the Board of the
                           Company. He has served as President of Planters Bank
                           & Trust Company of Virginia, Inc. ("Planters Bank &
                           Trust") since February 2001. Mr. Boney previously served as President and Chief Executive Officer of Virginia Financial and President of Planters Bank &
                           Trust from January 1976 to December 1997. In February
                           2001, the Board of Directors of Virginia Financial requested that he return to serve the Company in his current capacities. He has served as a director of the Company since 1975. (1)(3)

Fred D. Bowers             Mr. Bowers, 65, is Secretary of the Company. Mr.
                           Bowers retired from Planters Bank & Trust in 2000, after serving as its Executive Vice President and Chief Financial Officer. Mr. Bowers has served as a director of the Company since 2001. (3)

Taylor E. Gore             Mr. Gore, 63, is Executive Vice President and General
                           Manager of Culpeper Farmers' Co-op, Inc., Culpeper,
                           Virginia. He has served as a director of the Company since 1975. (2)

Jan S. Hoover               Ms. Hoover, 45, is Vice President and Treasurer of
                            Arehart Associates, Ltd., an accounting services and financial consulting company. She has served as a director of the Company since 1995. (3)

W. Robert Jebson, Jr.       Mr. Jebson, 68, is the President of Environmental
                            Systems Services, Ltd., an environmental services company located in Culpeper, Virginia. He has served as a director of the Company since 1990. (2)

H. Wayne Parrish            Mr. Parrish, 58, is President and General Manager of
                            Allmans BBQ, Inc., a restaurant holding company located in Fredericksburg, Virginia. He is also a certified real estate appraiser. Mr. Parrish has served as a director of the Company since 1988. (2)


                            CLASS III DIRECTORS

               (Term Expiring 2004 Annual Meeting of Shareholders)

Name of Director            Age and Principal Occupation During Past Five Years
----------------            ---------------------------------------------------

Lee S. Baker                Mr. Baker, 51, is Vice Chairman of the Board of
                            Planters Bank & Trust. He is also the owner and manager of Staunton Tractor, Inc., Staunton,
                            Virginia. Mr. Baker has served as a director of the Company since 1984. (1)(3)

O. R. Barham, Jr.           Mr. Barham, 51, is President and Chief Executive
                            Officer of the Company. Prior to January 18, 2002, he served as President and Chief Executive Officer of Virginia Commonwealth since 1998. Prior to 1998, until he attained his current positions, Mr. Barham served as President and Chief Executive Officer of Second National Financial Corporation and Second
                            Bank & Trust. He has served as a director of the Company since 1996. (2)

Benham M. Black             Mr. Black, 66, is a partner in the law firm of
                            Black, Noland & Read, P.L.C., Staunton, Virginia. He has served as a director of the Company since 1969.
                            (1)(3)

Presley W. Moore, Jr.       Mr. Moore, 60, is Chairman of Moore Brothers Co.,
                            Inc., a commercial construction company. He has served as a director of the Company since 2001. (3)

Thomas F. Williams, Jr.     Mr. Williams, 63, is a partner in the law firm of
                            Franklin, Williams and Cowan in Fredericksburg,
                            Virginia. He has served as a director of the Company since 1988. (2)

____________________

(1) Includes term as a director of Planters Bank & Trust Company of Virginia before it formed Virginia Financial Corporation in 1997 as a one-bank holding company.
(2) Includes term as a director of Virginia Commonwealth Financial Corporation before it became Virginia Financial Group, Inc. on January 18, 2002.
(3) Includes term as a director of Virginia Financial Corporation before it became Virginia Financial Group, Inc. on January 18, 2002.

Board of Directors and Committees

     The Company's Board of Directors met monthly in 2001. In 2001, all directors with the exception of Mr. Quarforth attended at least 75% of the regular, special, or committee meetings of the Board of Directors, which he or she was required to attend. Mr. Quarforth attended 62.5% of the regular, special or committee meetings he was required to attend.

     Virginia Financial's Audit Committee during 2001 was comprised of Messrs. Baker, Hoover and Quarforth. The principal responsibilities of the committee are to ensure that the Board receives objective information regarding policies, procedures, and activities with respect to auditing, accounting, internal controls, financial reporting, regulatory matters, and such other activities as may be directed by the Board. The committee met four times in 2001.

     The Audit Committee of the newly formed Virginia Financial Group, Inc. consists of Messrs. Black, Fisher, Hoover, Parrish (Chairman) and Quarforth, and also includes Chuck K. Gyory and Thomas Y. Welch, who act as affiliate bank representatives on the Audit Committee.

     The Company has established an Executive Committee consisting of Messrs. Barham, Boney (Chairman), Gore (Vice-Chairman) and Lightsey. This committee is authorized, between meetings of the Board, to perform duties and exercise certain authorities of the Board.

     Virginia Financial had a standing Personnel Committee at its Planters Bank & Trust Company affiliate during 2001, consisting of Messrs. Baker, Boney, Cochran, Hoover and Stegall. This committee reviewed employee benefit plans and the level of compensation for each officer and director of the affiliate. This committee met two times during 2001. The Company has established a Personnel and Compensation Committee consisting of Messrs. Baker, Bowers (Chairman), Butler and Williams. This committee reviews employee benefit plans and the level of compensation for each officer and director of the Company.

     Virginia Financial had a standing Trust Committee during 2001 consisting of Messrs. Hoover, Lightsey and Moore. This committee met once during 2001. The Company has established a Trust Committee consisting of Messrs. Hallberg, Hoover, Jebson, Lightsey, Moore and Parrish.

     The Company has established a Corporate Governance Committee responsible for review and establishment of corporate governance and policy. This committee consists of Messrs. Barham, Black, Bowers, Fisher, Quarforth and Williams.

     The Board of Directors has no separate nominating committee. The entire Board makes nominations and considers the qualifications of any candidates for membership on the Board. In its capacity as the nominating committee, the Board will accept for consideration shareholder nominations for directors if made in writing. In accordance with the Company's bylaws, a shareholder nomination must include sufficient background information with respect to the nominee and sufficient identification of the nominating shareholder, as well as the nominee's written consent. To be considered for the 2003 Annual Meeting of Shareholders, nominations must be received by the Company's Secretary at 102 South Main Street, P.O. Box 71, Culpeper, Virginia 22701 by November 22, 2002.

     There are no family relationships among any of the Company's directors or executive officers and, with the exception of Mr. Quarforth, none of the directors serves as a director of any other company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934. Mr. Quarforth is the Chairman of the Board of Directors and Chief Executive Officer of nTelos, Inc., a publicly-traded company headquartered in Waynesboro, Virginia.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's directors and executive officers filed in a timely manner all reports required to be filed by them during the fiscal year ended December 31, 2001.

                             EXECUTIVE COMPENSATION

     Summary of Cash and Certain Other Compensation. The following table shows the cash compensation paid to Harry V. Boney, Jr., Chairman of the Board, Mr. O.
R. Barham, Jr., President and Chief Executive Officer of the Company, and Mr. Jeffrey W. Farrar, Executive Vice President and Chief Financial Officer of the Company, during 2001, 2000, and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                       Long Term
                                     Annual Compensation           Compensation Awards
                              -----------------------------   ------------------------

                                                  Other        Restricted     Securities
 Name and                                         Annual         Stock        Underlying         All Other
 Principal Position     Year   Salary    Bonus  Compensation   Awards($)/(2)/ Options(#)/(3)/   Compensation /(1)/
 ------------------     ----   ------    -----  ------------   ---------      ----------        ------------
 O.R. Barham, Jr.       2001  $190,000  $    --       --          $    --             --        $24,668
    President/Chief     2000   180,000       --       --           31,122          9,624         30,770
    Executive Officer   1999   170,000       --       --               --             --         23,045

 Harry V. Boney, Jr.    2001   176,129   16,278       --               --             --         17,739
    Chairman and CEO    2000        --       --       --               --             --             --
                        1999        --       --       --               --             --             --

 Jeffrey W. Farrar      2001   100,000       --       --               --             --         10,213
    Executive Vice      2000    93,000    5,000       --           12,600          3,930         12,253
    President/CFO       1999    86,000       --       --               --             --         11,993

(1)   "All Other Compensation" for 2001 consisted of the following:

                                                  Barham     Boney     Farrar
                                                  ------     -----     ------
            401(k) Plan matching contributions   $    --    $17,739   $ 2,055
            Company profit sharing plans          15,168         --     8,158
            Deferred compensation contribution     9,500         --        --
                                                 -------    -------   -------
                                                 $24,668    $17,739   $10,213

(2) At December 31, 2001, Mr. Barham held 1,482 shares of Virginia Commonwealth restricted stock, having an aggregate value of $42,237, and Mr. Farrar held 600 shares of Virginia Commonwealth restricted stock having an aggregate value of $17,100. In connection with the Merger, effective, January 18, 2002, these shares became unrestricted and were converted into 2,133 shares and 863 shares of Virginia Financial Group, Inc. for Messrs. Barham and Farrar, respectively. These post-January 18, 2002 holdings are included in the beneficial ownership amounts reported for Messrs. Barham and Farrar in the chart under "Principal Holders of Capital Stock" on page 3 of this Proxy Statement.

(3) The stock option awards granted to Messrs. Barham and Farrar in 2000 were for options to purchase shares of Virginia Commonwealth. In connection with the Merger, effective, January 18, 2002, these stock options vested completely and were converted into immediately exercisable options to purchase 13,850 shares and 5,656 shares of Virginia Financial Group, Inc. for Messrs. Barham and Farrar, respectively. These post-January 18, 2002 holdings are included in the beneficial ownership amounts reported for Messrs. Barham and Farrar in the table under "Principal Holders of Capital Stock" on page 3 of this Proxy Statement, and are referenced more specifically in footnote (3) to that table.

                       FISCAL YEAR-END OPTION VALUES /(1)/


                           Number of Securities Underlying       Value of Unexercised
                               Unexercised Options              In-the-Money Options
                                 at FY-End (#)                      at FY-End ($)
      Name                  Exercisable/Unexercisable/(2)/ Exercisable/Unexercisable/(2)/
      ----                  -------------------------      -------------------------
      O.R. Barham, Jr.                  3,208/6,416              $24,060/$48,120

      Harry V. Boney, Jr.                        --                           --

      Jeffrey W. Farrar                 1,310/2,620               $9,825/$19,650

(1)      There were no stock option grants to these executive officers in 2001.

(2) The stock options held by Messrs. Barham and Farrar at December 31, 2001, were options to purchase shares of Virginia Commonwealth. In connection with the Merger, effective, January 18, 2002, these stock options vested completely and were converted into immediately exercisable options to purchase 13,850 shares and 5,656 shares of Virginia Financial Group, Inc. at an exercise price of $14.59 per share for Messrs. Barham and Farrar, respectively. At January 18, 2002, the values of these unexercised in-the-money options were $99,166/$0 and $40,497/$0 for Messrs. Barham and Farrar, respectively.

Employment Agreements

         In anticipation of the Merger, an Ad Hoc Committee was formed to consider new employment agreements for Messrs. Boney, Barham and Farrar. Members of this committee included Messrs. Gore and Parrish from the Virginia Commonwealth Board of Directors and Messrs. Lightsey and Quarforth from the Virginia Financial Board of Directors. The committee engaged an independent compensation specialist to assist in structuring the employment agreements, and its members were empowered by their respective boards to act on behalf of their boards within the compensation parameters established by their boards. The Ad Hoc Committee met seven times during 2001.

          Following the work of the Ad Hoc Committee, the Company entered into employment agreements with Messrs. Barham, Boney and Farrar in connection with the Merger, which was consummated on January 18, 2002. The contracts are for three year terms and automatically renew for one year at the end of the term, except for Mr. Boney's agreement, which expires in 2004. Each of the contracts provides base pay, opportunities to earn incentive bonuses based on standards set by the Board, incentive stock options, health insurance and other benefits, such as a car or vehicle allowance, country club dues, and reimbursement for costs of attending professional meetings. Mr. Boney's contract is based on the assumption that, as Chairman, he will work no more than 20 hours per week on average. In addition, these employment agreements provide for three year's continued employment in the event of a change in control of the Company.

Employee Benefit Plans

     Effective January 18, 2002, Virginia Commonwealth merged with and into Virginia Financial under the new name Virginia Financial Group, Inc. (the "Merger"). Prior to the Merger, Virginia Commonwealth and Virginia Financial and several of their affiliates each maintained various tax qualified and non-qualified employee benefit plans for their employees. Except as noted otherwise below, since the Merger, the Company has maintained these plans -- as separate plans -- for the employees of the former Virginia Commonwealth (and its affiliates) and the former Virginia Financial (and its affiliates), respectively. Except with respect to the Company's new incentive stock option plan, as of the date of this Proxy Statement, none of the plans described below have been combined to cover employees from both former companies. Any employees hired by the Company's affiliates after January 18, 2002, participate in the plans provided by the company that formerly owned the particular affiliate. For example, a person hired by Second Bank & Trust after January 18, 2002, would be eligible to participate in the benefit plans formerly offered by Virginia Commonwealth, but not the benefit plans formerly offered by Virginia Financial. Such a person would be included in the term "former Virginia Commonwealth employees" below.

     The Company has a new incentive stock option plan under which options for the purchase of the Company's stock, stock appreciation rights and restricted stock may be granted to key employees and directors of either former company. The plan has reserved for issuance 750,000 shares of the Company's common stock. The plan requires that options be granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant.

     For former Virginia Financial employees, the Company has a defined contribution retirement plan which covers certain full-time salaried employees. Contributions are at the discretion of the Board of Directors.

     For former Virginia Commonwealth employees, the Company has a noncontributory pension plan which conforms to the Employee Retirement Income Security Act of 1974 ("ERISA"). The amount of benefits payable under the plan is determined by an employee's period of credited service. The amount of normal retirement benefit will be determined based on a Pension Equity Credit formula. The employee receives credits based on age and years of service. The plan provides for early retirement for participants with five years of credited service and the attainment of age 55. A participant who terminates employment with two or more years of credited service will be entitled to a benefit. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment upon retirement or separation of service.

     The following table shows the estimated annual benefits payable upon retirement based on the specified remuneration and years of credited service classifications, assuming continuation of the present plan and retirement on January 1, 2001, at age 65 (normal retirement date):

                               PENSION PLAN TABLE

         Average                       Years of Service
         Compensation       10          15           20             25
         ------------       --          --           --             --

         $ 10,000       $  1,264    $  1,669     $  1,973       $  2,200
           25,000          3,160       4,173        4,933          5,500
           50,000          6,320       8,346        9,866         11,000
           75,000          9,480      12,520       14,799         16,500
          100,000         12,640      16,693       19,732         22,000
          125,000         15,800      20,866       24,665         27,500
          150,000         18,960      25,039       29,598         32,999
          175,000         22,120      29,212       34,531         38,499
          200,000         25,280      33,385       39,464         43,999

     For former Virginia Commonwealth employees, the Company has a 401(k) Savings Plan. The plan's primary purpose is to allow employees to save for retirement on a pre-tax basis. The plan provides for matching contributions by the Company equal to 50% of the first 6% of salary reduction contributions made by the employee. The plan also provides for discretionary contributions to be made by the Company and allocated to participant accounts in proportion to the participant's compensation.

     Virginia Commonwealth maintained an Employee Stock Ownership Plan ("ESOP") under section 4975(e)(7) of the Internal Revenue Code. Funds contributed by Virginia Commonwealth to the plan were allocated to participants in the plan in the ratio which the compensation of each participant bore to the total compensation of all the participants. Effective January 1, 2000, the ESOP plan assets were frozen, and no future Company contributions are anticipated.

     For former Virginia Commonwealth directors, the Company has a Non-Qualified Directors Deferred Compensation Plan. This plan allows for the deferral of pre-tax income associated with payment of director fees. Directors may elect to defer all or a portion of their annual directors fees under this plan. If so elected, monthly board fees are contributed directly to a trust with various investment options, and are held until such time the director is entitled to receive a distribution.

     For former Virginia Commonwealth executive officers, the Company has a Non-Qualified Executive Deferred Compensation Plan for key employees. Pursuant to the plan, the President and any other employees of the Company or its affiliates selected by the Board of Directors may defer receipt of a certain amount of pre-tax income and cash incentive compensation, for a period of not less than three years or until retirement, subject to termination of employment or certain other events, including an imminent change in control. The Company may elect to make matching contributions from time to time at the Board's discretion.

     The Company's Second Bank & Trust affiliate has a profit sharing plan under which employees of the bank receive compensation directly related to the profitability of the bank. Compensation under the plan is calculated and approved by the board of directors of the bank.

     The Company's Virginia Heartland Bank affiliate entered into supplemental retirement agreements with the bank's former Chairman and President which provide benefits payable over fifteen years to begin at age sixty and sixty-five, respectively. The agreements call for Virginia Heartland Bank to pay each $45,000 for fifteen years upon retirement.

     The Company's Caroline Savings Bank affiliate has a profit sharing plan covering all eligible employees. Contributions are at the discretion of the bank's board of directors.

Compensation of Directors

     During 2001, independent directors were paid an annual retainer of $2,423 and regular monthly fees of $392. Directors were also paid $135 for each committee meeting attended. Effective January 2002, directors of the Company receive a monthly fee of $1,000 for serving on the Board of Directors, and are paid $200 for each committee meeting they attend.

Interest of Management and Board in Certain Transactions

     As of December 31, 2001, borrowings from the Company by all policy-making officers, directors, their immediate families, and affiliated companies in which they are shareholders amounted to approximately $1.46 million. This amount represented 2.7% of the total equity capital and .27% of the total assets of the Company as of December 31, 2001. These loans were made in the ordinary course of the Company's business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve greater than normal risks of collectibility. The Company expects to have similar banking transactions with directors, officers, principal shareholders and their associates in the future.

     During the year 2001, the Company paid $75,827 for legal services to the firm of Black, Noland and Read, P.L.C. of which Mr. Black is a member.

Compensation Committee Interlocks and Insider Participation

     None of the members of the respective board's of Virginia Financial or Virginia Commonwealth and no member of the Board of Directors of the Company responsible for executive compensation has served as an officer or employee of the Company or any of its affiliates, except for Harry V. Boney, Jr. Mr. Boney was appointed interim President of the Company in February, 2001, and effective December, 2001 became Chairman of the Board. No director has participated in the incentive plans described above, or was at any time within one year prior to his appointment eligible to participate in such incentive plans.

Report on Executive Compensation

     The board of directors of each respective subsidiary bank, in conjunction with the Company's Board of Directors, has furnished the following report on executive compensation.

     The Board of Directors has developed and implemented compensation policies and plans which seek to enhance the profitability of the Company and maximize shareholder value by aligning closely the financial interests of its senior officers with those of its shareholders. These policies are designed to provide competitive levels of compensation to attract and retain corporate officers and key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities. The policies provide for both annual salaries and participation in an incentive compensation plan with all other employees of the Company.

     The Board of Directors approves base salaries at levels competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities after comparing salary ranges of similar sized banks as provided by the VBA Salary Survey of Virginia Banks and other compensation surveys. The annual and incentive compensation is also closely tied to the Company's success in achieving significant financial performance goals.

     The Board of Directors approves the Chief Executive's annual salary based on the compensation data from selected peer banks, the Board's assessment of past performance and its expectation as to future contributions in leading the Company. In addition to these internal measures of performance, the Board of Directors also reviews the financial performance of the Company in relation to peer group averages and predetermined goals set by the Board of Directors. The Board uses a subjective approach in its evaluation of these factors and, therefore, does not rely on a formula or weights of specific factors.

Audit Committee Report

     The Audit Committee of the Board of Directors (the "Committee"), which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, has furnished the following report:

     The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

     The Audit Committee's responsibilities fall into three broad categories:

          (1) The Committee is charged with monitoring the preparation of quarterly and annual financial reports prepared by the Company's management, including discussion with management and the Company's outside auditors about financial statements, key accounting practices and reporting.

          (2) The Committee is responsible for matters concerning the relationship between the Company and its independent auditors, including evaluation of independence, recommending their appointment or removal, reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company.

          (3) The Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, and review of the activities and recommendations of the Company's internal auditing program.

     In this context, the Committee met and held discussions with management and the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

         The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         The following fees were paid to Yount, Hyde & Barbour, P.C., the Company's Certified Public Accountants, for services provided for the fiscal year ended December 31, 2001:

                              On behalf of:            Virginia Financial         Virginia Commonwealth             Total
                                                       ------------------         ---------------------             -----
         Audit Fees:                                        $47,653                     $65,287                    $112,940
         Financial Information Systems
          Design and Implementation:                             --                          --                          --
          Services
         Other Fees /(1)/:                                   51,264                      34,227                      85,491
                                                             ------                      ------                      ------
         Total:                                             $98,917                     $99,514                    $198,431

(1) "Other fees" consisted primarily of fees for services rendered in connection with the Merger, Trust exam, IP review and other miscellaneous accounting services.

         The Committee has considered the provision of such services by Yount, Hyde & Barbour, P.C. and has determined that the provision of these services to the Company is compatible with maintaining the independence of the Company's external auditors.

         Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                     H. Wayne Parrish, Chairman; Audit Committee
                                     Benham M. Black
                                     Gregory L. Fisher
                                     Taylor E. Gore
                                     Chuck K. Gyory
                                     James S. Quarforth
                                     Thomas Y. Welch

                             STOCK PERFORMANCE GRAPH

         The following graph compares the Company's shareholder return with the return of certain indices for the period beginning January 1, 1996 and for the following five years ending December 31, 2001. The Company's stock performance is compared to the NASDAQ Stock Index and the Carson Medlin Independent Bank Index.

                         VIRGINIA FINANCIAL GROUP, INC.
                           FIVE YEAR PERFORMANCE INDEX

                                     [GRAPH]

                                         1996  1997  1998  1999  2000  2001
                                         ----  ----  ----  ----  ----  ----
         VIRGINIA FINANCIAL GROUP, INC.  100   115   138   167   135   112
         INDEPENDENT BANK INDEX          100   148   154   140   139   165
         NASDAQ INDEX                    100   122   173   321   193   153


         Shares of the Company's common stock traded on the OTC Bulletin Board during this period, and thus were not traded on a national or regional exchange. Trading was generally as a result of private negotiation. Accordingly, this graph is not necessarily indicative of how the Company's common stock would have performed if it had traded on an exchange for the entire period. On January 22, 2002, the Company's common stock began trading on the Nasdaq National Market, and currently trades under the trading symbol VFGI.

                                  PROPOSAL TWO
                 RATIFICATION OF SELECTION OF EXTERNAL AUDITORS

         The Board of Directors has appointed Yount, Hyde & Barbour, P.C., as the external auditors for the Company for the fiscal year ending December 31, 2002. Yount, Hyde & Barbour, P.C. rendered audit services to the Company during 2001. These services consisted primarily of the examination and audit of the financial statements of the Company, tax reporting assistance, and other audit and accounting matters. Representatives of Yount, Hyde & Barbour, P.C. are expected to attend the Annual Meeting and will have the opportunity to make a statement and to answer questions if they desire to do so. The Board of Directors recommends that the shareholders vote FOR the appointment of Yount, Hyde & Barbour, P.C.

                       2003 ANNUAL MEETING OF SHAREHOLDERS

         In accordance with the Company's bylaws, the Company need not include an otherwise appropriate shareholder proposal in its proxy statement or form of proxy for the 2003 Annual Meeting unless the proposal is received in writing by the Company's Secretary at its office at 102 South Main Street, P.O. Box 71, Culpeper, Virginia 22701 on or before November 22, 2002. In addition, if a shareholder intends to present a proposal for action at the 2003 Annual Meeting, the shareholder must notify the Company of this intention on or before November 22, 2002.

                         ANNUAL REPORTS TO SHAREHOLDERS

         The Company's Annual Report for the year ended December 31, 2001, which includes the Company's Form 10-K filed with the Securities and Exchange Commission, and audited financial statements of the Company prepared in conformity with generally accepted accounting principles, are included herein. A copy of the Annual Report will be sent, without charge, to any shareholder upon written request to: Jeffrey W. Farrar, Executive Vice President & Chief Financial Officer, at 102 South Main Street, P. O. Box 71, Culpeper, Virginia 22701.

                                  OTHER MATTERS

         Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy will be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

[X] Please mark your votes
as in this example.

                             FORM OF REVOCABLE PROXY

                         VIRGINIA FINANCIAL GROUP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 17, 2002

          This Proxy is solicited on behalf of the Board of Directors.

     The undersigned shareholder of Virginia Financial Group, Inc. (the Company) hereby appoints O.R. Barham, Jr., Harry V. Boney, Jr. and Taylor E. Gore, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of the Company standing in the name of the undersigned as of March 18, 2002, at the Annual Meeting of Shareholders to be held Wednesday, April 17, 2002, at 10:00 a.m. at the Doubletree Hotel, U.S. Highway 29, Charlottesville, Virginia, or any adjournments thereof, on each of the following matters:

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees and FOR approval of Proposal Two. If any other matter shall be brought before the meeting, the shares represented by this proxy will be voted in the discretion of the proxy agents.

(Continued and to be signed on Reverse Side)


                         Annual Meeting of Shareholders
                         VIRGINIA FINANCIAL GROUP, INC.
                                 April 17, 2002

Please Detach and Mail in the Envelope Provided

1. To elect five (5) Class I directors to serve until the 2005 Annual Meeting of Shareholders, or until their successors are elected and qualified, as instructed below.

                  Nominees:
                  --------
                   E. Page Butler
                   Gregory L. Fisher
                   Christopher M. Hallberg
                   Martin F. Lightsey
                   James S. Quarforth

[_] FOR all nominees      [_] WITHHELD from all        [_] FOR all nominees
                             nominees                         EXCEPT

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Nominees Except" and write that nominee's name on the space provided below.)

---------------------------------------


2. To ratify the appointment of Yount, Hyde & Barbour, P.C., as external auditors for the fiscal year ending December 31, 2002.

        [_] FOR   [_] AGAINST   [_] ABSTAIN



3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.



Signature _____________________________________ Dated: _______________ , 2002

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

[_] Please check this box if you plan to attend the meeting.


                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY